Jiangchuan JV Rollout

- Tianyin's obligations include:
  - Purchase property for facility at $4.5 million – capital raise funded this
  - Purchase SFDA product approvals from Mingzin covering Azithromycin and Roxithromycin from Mingxin for $3 million
  - Fund construction of new product facilities and consolidate Mingxin's current workshop for total CAPEX of $12.5 million over 2 years
- Mingxin's obligations include providing one macrolide antibiotics production workshop
- Phase I to produce Oral and Injectable grade API for Azithromycin, in addition to other macrolide antibiotic intermediaries, expected to be fully operational by July 2010 with estimated total capacity of 480 tons annually when fully operational
- Phase II to produce Roxithromycin, Clarithromycin and other macrolide antibiotics, expected to be operational during 2012 with total capacity of 500 tons when fully operational
- 980 Tons of total product capacity by 2014 with estimated annual revenue and net income potential of $120 million and $12 million, respectively